UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 29, 2008

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

    Navistar International Corporation’s (the company) By-Laws contain an advance notification bylaw or “ANB” provision that provides a procedure for any stockholder to propose director nominees or place items on the agenda for consideration at the company’s annual meeting of stockholders. On August 26, 2008, the Board of Directors of the company approved certain amendments to the company’s ANB, effective as of August 26, 2008, to strengthen the company’s ANB by, among other things, clarifying that the ANB applies to both director nominations as well as stockholder proposals and requiring that the notice to be submitted by the stockholder to the company pursuant to the ANB disclose all stock ownership and derivative positions in the company’s stock. These changes were designed to ensure that the company and its stockholders have adequate information to evaluate any stockholder nominee or proposal in advance of any stockholders meeting. A redlined copy of the By-Law amendment is attached as Exhibit 3.3 to this Current Report and is hereby incorporated herein by reference.

Navistar International Corporation (NYSE: NAV) is a holding company whose wholly owned subsidiaries produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description	Page

	3.3	By-Law Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: August 29, 2008	/s/ Terry M. Endsley
Terry M. Endsley Executive Vice President and Chief Financial Officer